SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)

of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported)

August 9, 2006

INTEGRATED MEDIA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation or organization)

33-119586	76-0600966
(Commission File Number)	(IRS Employer Identification Number)

Paul D. Hamm

President

Integrated Media Holdings, Inc.

10 Glenlake Parkway, Suite 130

Atlanta, GA 30328

(Address of principal executive offices)

(877)-721-9627

(Registrant’s telephone number, including area code)

Item 5. Other Events

On the 9th day of August, 2006 the Company closed the purchase of the assets of WV Fiber LLC through the United States Bankruptcy Court for the Middle District of Tennessee Nashville Division.

Summary of Purchase and Exchange Terms

Purchased Assets:

Pursuant to a certain Asset Purchase Agreement, dated August 8, 2006, by and between Purchaser and Seller, Seller agreed to sell, transfer, convey, assign and deliver to Purchaser certain assets constituting substantially all of the assets and properties of Seller used in the operation of Seller’s business of delivering IP, VPN and Internet solutions for enterprises, ISPs and carriers (the “Business”), free and clear of all interests, liens, pledges, charges and encumbrances of any nature whatsoever, all of the assets, as more specifically described in the Agreement.

All of the Seller's right, title and interest in and to the properties, contracts, rights and other assets owned or leased (subject to the terms of those leases and related purchase options) by the Seller and utilized in the Business, wherever located and whether or not reflected on the books and records of the Seller as the same shall exist on August 8, 2006. Without limiting the generality of the foregoing, the Purchased Assets included:

(1)     all of Seller's inventory, now or hereafter owned or acquired by Seller wherever located, including all inventory, merchandise, goods and other personal property which are held by or on behalf of Seller for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, whole goods, spare parts or components, work in process or materials used or consumed or to be used or consumed in Seller's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including other supplies;

(2)     all right, title and interest of Seller's accounts receivable, other receivables, book debts and other forms of obligations, whether arising out of a sale, lease or other disposition of goods or other property, out of a rendering of services, or otherwise arising under any contract or agreement; rights in, to and under all purchase orders or receipts for goods or services; rights to any goods represented or purported to be represented by any of the foregoing (including unpaid Seller's rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods); and monies due or to become due to Seller under all purchase orders and contracts for the sale or lease of goods or the performance of services or both by Seller (but only to the extent Purchaser assumes and performs under such purchase orders and contracts), including the proceeds of the foregoing;

(3)     all of Seller's owned equipment, including all machinery, vehicles, furniture, fixtures, manufacturing equipment, shop equipment, office and recordkeeping equipment, parts, telephone systems, tools and supplies;

(4)     all Seller's rights and interests in its general intangibles, including licenses, permits, patents, patent applications, copyrights, trademarks, trade names, trade secrets, Seller's rights in its telephone numbers, customer or supplier lists, product information and formulae and contracts, manuals, operating instructions, permits, franchises, the right to use Seller's name, and the goodwill of Seller's business; together with

(5)     all substitutions and replacements for and products of any of the foregoing property;

(6)     in the case of all tangible property, together with all accessions, accessories, attachments, parts, equipment and repairs attached or affixed to or used in connection with any such goods, and all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods; and

	(7)	all proceeds of any and all of the foregoing property.
Purchase Price:	$1,662,500 cash and 4,055,448 shares of IMHI common stock

Founder Debt Satisfaction:

As an additional part of the purchase price, Louros Networks, Inc., a wholly-owned subsidiary of Integrated Media Holdings, Inc., satisfied the pre-petition secured claim of HT Investments, LLC, including principal and non-default interest by the payment of a secured Promissory Note in the amount of $850,000(the “HT Payment”), payable in the following manner: 60% in cash and 40% payable to certain owners of HT in shares of Series A Preferred Shares in the form described below. The Note shall only be payable in 90 days to HT Investments’ secured claim if allowed by the Bankruptcy Court, but shall not be issued to any such claim if not allowed as secured. In the event that HT Investments’ claim is not allowed as secured by a final order of the Bankruptcy Court, the cash and Preferred Shares shall not be issued and the Company shall have no obligation to issue cash or Preferred Shares to any HT Investments.

Further, Louros Networks satisfied all other prepetition secured claims, that may be allowed to Wilhagen Ventures, Peter Marcum, Thomas Lunn, Fred Filsooth, Broadband Concepts and any spouses, insiders, affiliates, subsidiaries, successors or assigns of the foregoing (referred to as the “Founders” and their secured claims, if any, being referred to as “Founder Debt”) with consent of the holders of such claims or by final order of the Bankruptcy Court and in accordance with the Share Exchange Terms described herein below.

Shares Exchanged:

IMHI and owners of Founder Debt agreed to convert all amounts outstanding to 917,486 shares of IMHI Series A Preferred shares (the “Preferred Shares”), on a prorated basis, in exchange for payment of secured Founder Debt allowed by the Bankruptcy Court. (Each Preferred Share is convertible into 9.6 common shares.) The Preferred Shares shall be issued, pro rata, to any pre-petition secured claim that may be allowed by the Bankruptcy Court, but shall not be issued to any such claim evidencing Founder Debt as may not be allowed as secured. In the event that no Founder Debt is allowed as secured by a final order of the Bankruptcy Court, the Preferred Shares shall not be issued and the Company shall have no obligation to issue Preferred Shares to any person or entity.

Item 7. Financial Statements and Exhibits

Financial Statements

None

Exhibits

Exhibit A – Press Release from Integrated Media Holdings, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED MEDIA HOLDINGS, INC.

Date: August 15, 2006

EXHIBIT A

PRESS RELEASE FROM INTEGRATED MEDIA HOLDING, INC.

I-Media Acquires WV Fiber Network

Atlanta, August 15, 2006 — Integrated Media Holdings, Inc. (I-Media) (OTC Bulletin Board: IMHI.OB) announced today that it has closed the purchase of all assets and operations of WV Fiber LLC, a global fiber network transport service provider to telecommunications carriers, Internet service providers and cable companies. The acquisition brings approximately $4 million in annual contract revenues currently, along with an extensive pipeline of new network contracts. The acquisition also adds approximately $1.75 million in net assets to the IMHI balance sheet. The closing occurred on August 8, 2006 and the company began operating as WV Fiber, Inc., a wholly owned subsidiary of Integrated Media Holdings, on August 9 2006. All of WV Fiber’s network operations were acquired without interruption and contracts necessary for these operations will be assumed by the new company.

“We are very pleased to acquire WV Fiber, which represents both a significant and immediate positive impact on IMHI financials and an important strategic step in positioning I-Media’s Endavo as a multi-platform content delivery network,” said Paul D Hamm, I-Media Chairman.

Previously, I-Media’s subsidiary Endavo outsourced its network connectivity, which represented a large percentage of its operating costs for delivering digital content over the Internet or to other networks.

“In addition to being one of the most connected networks in the world for transport and peering, WV Fiber is structured to carry Endavo’s broadband video services and IPTV traffic over its IP backbone to the Internet and directly to broadband communities, IPTV service providers and Broadband TV platforms around the world to establish a new media broadcast network,” Hamm commented further. ”The network’s market reach now connects us with just about anyone seeking content over broadband.”

The acquisition of the network allows Endavo to partner with or compete with IPTV and Broadband video providers such as Akimbo, Blinkx, iFilm, Google Video, iTunes and YouTube. Unlike solutions that provide only streaming video and/or require separate equipment, Endavo requires only a PC and an opt-in subscription to its content providers to receive DVD quality on-demand video. In addition Endavo leverages the WV Fiber network and its other content delivery platforms to allow content providers to reach multiple consumer markets with the same inventory of content.

“This acquisition has had an immediate positive effect on our current network customers and is expected to provide the same to prospective new customers as well, which will result in a new phase of rapid growth for us,” said Peter Marcum, WV Fiber CEO. “We look forward to working even more closely with Endavo in the current deployment of their content delivery platforms and broadband video projects.”

I-Media made cash payment of $1,662,500 and issued common stock in the amount of 4,055,488 shares to be used to satisfy all post-petition secured, administrative, and unsecured claims of WV Fiber LLC. Additional financing for the cash component of the acquisition was completed through the sale of units of restricted common stock and warrants to accredited individual investors close to the company. Pre-petition secured creditors of WV Fiber LLC have agreed to receive payment in full by receiving a secured promissory note, in one case, and up to 1,039,786 Series A Preferred shares, which are being contributed by SovCap Equity Partners Ltd. from their already issued and outstanding preferred shares. Therefore, the issuance of preferred shares to WV Fiber creditors will not have any effect on the number of fully diluted shares outstanding of the company. SovCap has also agreed to contribute a portion of its Series A Preferred shares to support the financing required to pay in full the one outstanding secured note, as well as pay for other issued bridge notes, working capital and capital expenditures. Therefore, on a fully-diluted basis, I-Media will have issued only approximately 20% new shares to complete the entire transaction, including equity financing, to acquired the network assets and ongoing operations of WV Fiber on a free and clear basis.

“Taking into consideration the amount of revenue and assets gained by the WV acquisition, in addition to the important strategic and financial value to our overall business plans, the relative dilutive effect of the way we structured this acquisition represents an outstanding value for our shareholders,” commented Hamm. “We will end up issuing less than 20% new shares in the fully-diluted company to bring in an operating network with substantial revenue, a backbone infrastructure for our multi-platform broadband video and IPTV initiatives, and support for Endavo’s digital media EcoSystem™. This transaction positions us very well for rapidly growing the market capitalization of IMHI as we now focus on growing the core businesses and taking leadership in the digital entertainment and media industry. As we succeed in the short and long term, controlled dilution allows for dramatic positive effect on our share price.”

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Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: Statements in this news release looking forward in time involve risks and uncertainties, including the risks associated with the effect of changing economic conditions, trends in the products markets, variations in the Company’s cash flow, market acceptance risks, technical development risks, seasonality and other risk factors detailed in the Company’s Securities and Exchange Commission filings.